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                      DIRECTV MDU SYSTEM OPERATOR AGREEMENT

              This DIRECTV MDU System Operator Agreement ("Agreement") is made and entered into as of this ___ day of May, 2000 ("Execution Date"), between DIRECTV, Inc., a California corporation ("DIRECTV"), and MDU Communications (USA) Inc. a Washington corporation ("System Operator").

                                    RECITALS

         A. DIRECTV operates a direct broadcast satellite ("DBS") service through which subscribers are able to receive video, audio, data and other commercial programming distributed by DIRECTV via a direct broadcast satellite system.

         B. System Operator distributes television programming and services to residential multiple dwelling units ("MDUs").

         C. DIRECTV and System Operator desire to establish a business relationship whereby System Operator will (i) establish and maintain in certain MDU Properties, Signal Distribution Systems to enable MDU residents to receive DIRECTV Programming via such Systems, and (ii) act as a commissioned sales representative for DIRECTV to solicit and take orders for DIRECTV Commissionable Programming Packages from residents of MDU Properties, according to this Agreement and the Terms and Conditions attached hereto as EXHIBIT A.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 The following capitalized terms shall have the meanings assigned them. Certain other capitalized terms shall have the meanings given them elsewhere in this Agreement.

         "COMMISSION(S)" shall have the meaning assigned such term in Section
2.4 hereof.

         "COMMISSIONABLE PROGRAMMING PACKAGES" shall mean the DIRECTV Programming on EXHIBIT B attached hereto, for which System Operator is authorized to solicit orders on behalf of DIRECTV, and System Operator is entitled to a Commission thereon.

         "COMPLIANCE FORM" shall mean that form setting forth the requirements supplied by DIRECTV to System Operator during the Term, which specify the minimum parameters any and all Signal Distribution Systems must meet under this Agreement (attached hereto as EXHIBIT D).

         "COMPONENTS" shall mean such equipment, whether pre-existing or newly installed within the MDU Property which is used to create the Signal Distribution


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System, including, but not limited to, a satellite receiving dish, cables, splitters, taps, connectors, filters, amplifiers, switches, wiring and any other materials or equipment.

         "DIRECTV PROGRAMMING" shall mean those programming services distributed by DIRECTV, including, but not limited to Commissionable Programming Packages, which services and the prices therefore shall be provided to System Operator by DIRECTV, from time to time.

         "DIRECTV SYSTEM RECEIVER" shall mean the integrated receiver and decoder unit (IRD) necessary to receive DIRECTV Programming which is manufactured by a DIRECTV authorized manufacturer.

         "INDEPENDENT SO SUBSCRIBER" shall mean a DIRECTV subscriber who currently resides in an SO Property whose original DIRECTV Programming order was submitted (i) directly by the subscriber to DIRECTV or (ii) by an entity other than System Operator.

         "MDU PROPERTY" shall mean a condominium complex, apartment building (including both rental and cooperative apartments), or townhouse community, located in the contiguous United States, comprised of multiple dwelling units, which units in each case are occupied by single family households and are not generally accessible to the public or otherwise a common area to which there is unrestricted access by two or more persons, and which units may receive DIRECTV Programming from a common receiving dish and separate DIRECTV System Receivers in each individual dwelling unit.

         "NET RECEIPTS" shall mean gross receipts actually received by DIRECTV from the sale of Commissionable Programming Packages during the Term, net of any discounts, refunds, fees, credits, taxes or applicable governmental charges (other than income or franchise taxes) related to the sale or the order or use of such Commissionable Programming Packages.

         "NRTC AREA" shall mean those areas in which DIRECTV has granted the National Rural Telecommunications Cooperative distribution rights and which, as of the Execution Date, are identified on the map attached hereto as EXHIBIT C, which may be amended from time to time by DIRECTV.

         "PREVIOUS SO SUBSCRIBER" shall mean a DIRECTV subscriber who was previously an SO Subscriber who no longer resides in an SO Property and who purchased his or her DIRECTV System Receiver from System Operator, and whose order for a Commissionable Programming Package at a new residence was submitted by System Operator.

         "RIGHT OF ENTRY" shall mean that certain written agreement between System Operator and the owner or manager of an MDU Property or, in the case of a cooperative apartment complex, the homeowners' association, which authorizes System Operator to install and maintain the Signal Distribution System in such MDU Property and solicit orders for Commissionable Programming Packages therein.


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         "SIGNAL DISTRIBUTION SYSTEM" shall mean the integrated signal delivery system including the receiving dish and DIRECTV System Receiver and any necessary Components by which DIRECTV Programming is distributed throughout an SO Property, which may also include off-air and/or cable distribution systems.

         "SO PROPERTY" shall mean any of the MDU Properties for which System Operator has obtained and continues to maintain throughout the term of the Agreement a valid Right of Entry and (i) in which System Operator has installed a Signal Distribution System, (ii) the initial orders from residents of such property for DIRECTV Programming are submitted by System Operator and transmitted to DIRECTV by System Operator in accordance with the terms of this Agreement, (iii) is not located in an NRTC Area, and (iv) all units in such property are capable of receiving DIRECTV Programming within five (5) business days of ordering such programming.

         "SO SUBSCRIBER" shall mean a DIRECTV subscriber residing in an SO Property, who receives one of the Commissionable Programming Packages, the initial order for which was submitted by System Operator and/or DIRECTV, and who was not a DIRECTV subscriber prior to becoming an SO Subscriber.

         "TERM" shall have the meaning assigned such term in Section 3.1 hereof.

         "TERRITORY" shall mean the continental United States not including the NRTC Area, as defined above.

                                   ARTICLE II

                         GENERAL RIGHTS AND OBLIGATIONS

              2.1   SOLICITATION OF DIRECTV PROGRAMMING SERVICES.

              (a) Subject to the Terms and Conditions attached hereto as EXHIBIT A, DIRECTV hereby grants to System Operator the right to (i) market DIRECTV Programming to SO Properties and (ii) solicit and take orders for DIRECTV Programming from residents of SO Properties.

              (b) Nothing in this Agreement shall prevent DIRECTV (or those DIRECTV's agents that are not system operators) from marketing, soliciting and taking orders from residents of MDU Properties.

              (c) System Operator understands that it shall not have any right, unless specifically provided by DIRECTV under separate written agreement, to: (i) solicit or take orders for DIRECTV Programming from any person or entity that is not a resident of an MDU Property, including, without limitation, commercial establishments, as such may be defined by DIRECTV in its reasonable discretion; or (ii) use any person or entity other


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than its authorized agents, as reasonably approved by DIRECTV, in soliciting or taking orders for DIRECTV Programming without the prior written consent of DIRECTV.

              (d)   DIRECTV   [REDACTED - SUBJECT TO A REQUEST FOR CONFIDENTIAL
TREATMENT FILED WITH THE SEC ON JUNE 27, 2000]

              (e)   System Operator   [REDACTED - SUBJECT TO A REQUEST FOR
CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000]

              (f) Only after receiving, approving and accepting an order from System Operator shall DIRECTV be obligated to establish a customer account for the subscriber and arrange for activation of DIRECTV Programming. DIRECTV shall not be obligated to pay System Operator any Commission or any other amounts for incomplete order(s), regardless of whether DIRECTV ultimately provides any DIRECTV Programming to the customer(s) to which such order(s) pertained and regardless of whether DIRECTV receives any payments as consideration for such DIRECTV Programming, unless and until DIRECTV receives the Subscriber Information and, then, only for periods of time following such receipt by DIRECTV. DIRECTV shall promptly notify System Operator of any deficiencies with respect to particular subscriber information. "Subscriber Information" shall mean that customer identification, location, and billing information which DIRECTV requires, as described in the DIRECTV System Operator Policy Manual.

              2.2 SO PROPERTIES; RIGHT OF ENTRY. Prior to any solicitation of orders for DIRECTV Programming by System Operators, System Operator shall submit to DIRECTV the complete address (including county and zip code) of any MDU Property for which System Operator has or is seeking a Right of Entry, in order to confirm that (i) such MDU Property is not already being serviced by another system operator authorized by DIRECTV and (ii) such MDU Property is not located in an NRTC Area. System Operator shall obtain and continuously maintain a valid Right of Entry for such property during the Term, granting System Operator access to the MDU, authorizing System Operator to install and maintain the Signal Distribution System and Components, and granting System Operator permission to solicit orders for DIRECTV Programming from MDU residents. System Operator shall promptly forward to DIRECTV a copy of the fully executed Right of Entry form for all SO Properties. In no event shall System Operator install a Signal Distribution System in any MDU for which neither System Operator has not obtained a valid Right of Entry and no compensation shall be paid or reimbursed by DIRECTV to System Operator for any DIRECTV Programming sold to subscribers in a MDU property unless and until DIRECTV has received a copy of the applicable Right of Entry form for such property. System Operator shall provide written notice to DIRECTV within ten (10) days of any loss, suspension, or expiration of a Right of Entry. Notwithstanding the foregoing, System Operator may, in lieu of providing a copy of the Right of Entry, provide to DIRECTV a completed MDU Compliance Form, the current version of which is set forth in EXHIBIT D attached hereto, signed by an officer of System Operator, certifying that System Operator does hold a valid Right of Entry for the applicable MDU Property.

              2.3.  IMPLEMENTATION OF SIGNAL DISTRIBUTION SYSTEM.


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              (a)   INSTALLATION OF SIGNAL DISTRIBUTION SYSTEM AND COMPONENTS.

                    (i) System Operator shall design, develop, install, and maintain, a Signal Distribution System for each SO Property and must verify the existence of such System on the Compliance Form for the applicable MDU Property. DIRECTV reserves the right, in its reasonable discretion, to amend or revise and reissue the Signal Distribution System requirements, which amendments or revisions shall be promptly communicated by DIRECTV to System Operator. Upon any such amendment or revision by DIRECTV, DIRECTV and System Operator shall discuss in good faith the extent to which existing Signal Distribution Systems in SO Properties shall comply with such amended or revised requirements, it being understood and agreed by the parties that any and all uncompleted Signal Distribution Systems in SO Properties must comply with such revised or amended terms.

                    (ii) Should DIRECTV request, System Operator shall provide to DIRECTV a design for the installation and integration of each Signal Distribution System ("Design") for each SO Property subject to this Agreement, together with a time schedule for installation. In creating, installing and maintaining any Signal Distribution System, System Operator shall comply with all DIRECTV System equipment manufacturers' or Component manufacturers' policies as may be in effect from time to time. DIRECTV shall provide to System Operator written notice as soon as commercially practicable after receipt and review of Design(s) if DIRECTV reasonably believes that any Design will not produce a Signal Distribution System meeting the reasonable DIRECTV requirements. System Operator shall provide installation progress reports to DIRECTV periodically or as DIRECTV may reasonably request, and shall promptly notify DIRECTV of any material changes to the installation schedule or Design.

                    (iii) Upon completion of installation, System Operator shall promptly forward to DIRECTV, upon its request, an updated copy of the Design and completed Technical Registration Form which shall include, among other things, various measurements of the signal from the Signal Distribution System. DIRECTV shall provide to System Operator written notice as soon as commercially practicable after receipt and review of the Technical Registration Form if DIRECTV reasonably believes that such Technical Registration Form indicates that the Signal Distribution System does not meet the requirements, and where possible, DIRECTV shall recommend corrective actions. Unless and until the Signal Distribution System complies with the DIRECTV requirements, such MDU Property shall not be considered an SO Property.

              (b) TECHNICAL COMPLIANCE. System Operator shall, at its own cost and expense, (i) contract with an authorized DIRECTV System manufacturer(s) to obtain DIRECTV System equipment and integrate such DIRECTV System equipment with any necessary Components to create the Signal Distribution System, (ii) evaluate and test the Signal Distribution System to insure compliance with the DIRECTV requirements for each unit in the SO Property, (iii) select Components that will ensure that the Signal Distribution System meets the DIRECTV requirements for the MDU Property


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environment and will allow System Operator to fulfill its obligations under this Agreement, and (iv) develop such additional hardware or other elements as are necessary for the Signal Distribution System to meet the DIRECTV requirements and allow System Operator to fulfill its obligations under this Agreement. If at any time during the Term of this Agreement, DIRECTV determines in good faith that a Signal Distribution System is not in strict compliance with all or any portion of the DIRECTV requirements, and such noncompliance interferes with SO Subscribers' ability to receive DIRECTV Programming of a quality received by other DIRECTV subscribers (I.E., the signal does not meet the measurement standards), System Operator shall cure such noncompliance within thirty (30) days of DIRECTV's notice of noncompliance (the "Cure Period"), and provide DIRECTV evidence of correction of such noncompliance. In the event such evidence is not approved by DIRECTV within the Cure Period, DIRECTV shall have the right to cease paying Commissions due to System Operator with respect to SO Subscribers in the noncomplying SO Property.

              (c) PROVISION OF SIGNAL DISTRIBUTION SYSTEM. System Operator shall, at its sole cost: (i) acquire and supply Signal Distribution Systems to SO Properties; (ii) install at a commercially reasonable price and in a timely manner the Signal Distribution System and any necessary Components which System Operator supplies to any SO Property; (iii) maintain at commercially reasonable prices the Signal Distribution System for any SO Properties; and (iv) provide, at a commercially reasonable price and in a manner satisfactory to DIRECTV, customer service to all SO Properties, subscribers and potential subscribers related to the supply, installation and maintenance of the Signal Distribution System. System Operator agrees to allow all authorized DIRECTV System equipment to be used by the SO Subscribers and the Independent SO Subscribers and agrees to provide the same level of Signal Distribution System installation and maintenance, and customer service support, for the Independent SO Subscribers as System Operator does for the SO Subscribers.

              (d) DISCLAIMER OF WARRANTIES. SYSTEM OPERATOR UNDERSTANDS AND AGREES THAT DIRECTV SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DIRECTV SYSTEM RECEIVER AND COMPONENTS CONTAINED THEREIN. DIRECTV HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DIRECTV SYSTEM RECEIVER AND COMPONENTS CONTAINED THEREIN, THE INSTALLATION AND FUNCTIONING OF SUCH SYSTEM IN ANY MDU PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE IMPLIED IN LAW.

              (e) NEW TECHNOLOGY; END-USE TESTING. System Operator understands and acknowledges that the technology (including some or all of the Components) for providing DIRECTV Programming to multiple-dwelling units is currently being developed and has not been tested in the MDU environment by DIRECTV. DIRECTV makes no representation or warranty as to how any commercially available Components


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will perform with the DIRECTV System in any particular MDU Property or how the DIRECTV System itself will perform in certain MDU environments. System Operators shall be jointly and severally responsible for procuring and testing any and all Components in the end-use environment prior to the design, development and installation of the Signal Distribution System and for maintenance of any such Components that fail to perform adequately in the end-use environment in order that the Signal Distribution System will, at all times during the Term of this Agreement, meet or exceed the DIRECTV requirements. Any failure of the Signal Distribution System to meet the DIRECTV requirements shall be the responsibility of System Operator, and System Operator agrees to indemnify and hold DIRECTV harmless from any and all Claims (as such term is defined in the Indemnification section of the Terms and Conditions attached hereto as EXHIBIT A) from SO Subscribers arising from the failure of the Signal Distribution System to deliver the necessary signal to such subscribers and from failure of the Signal Distribution System to meet the DIRECTV requirements.

         2.4 COMMISSION AND PAYMENT STRUCTURE. The following sets forth all payments and commissions to be made to System Operator as full consideration for its fulfilling its obligations hereunder.

(a) PAYMENT OF COMMISSIONS. DIRECTV will pay System Operator a monthly residual commission that amount set forth in the Commission Schedule, attached hereto and incorporated herein as EXHIBIT E, based on the Net Receipts received by DIRECTV from each active SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. In addition, DIRECTV will pay System Operator a commission equal to [REDACTED - SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000] of all Net Receipts received by DIRECTV from each active Previous SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. Commissions will be paid within sixty five ( 65 ) days after the accounting month in which DIRECTV receives the Net Receipts.

(b)      PAYMENT OF SUBSIDY. During the Term, DIRECTV will pay System
Operator a one-time payment of [REDACTED SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000] per net SO Subscriber activation (the "Subsidy"). Net SO Subscriber activations shall mean the number of new SO Subscriber activations less the number of disconnected SO Subscribers for each applicable month. By way of example only, if System Operator adds one hundred fifty (150) SO Subscribers in a given month and ten (10) SO Subscribers disconnect in that same month, then the net SO Subscriber activation's for the month will be one hundred forty (140). The monthly Subsidy will be paid within sixty five (65) days after the accounting month for which DIRECTV calculates the net activations.

         (c)   COMMISSION EXCLUSION.   [REDACTED - SUBJECT TO A REQUEST FOR
CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000]


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         2.5      DIRECTV PROGRAMMING.

                  (a) [REDACTED - SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000] System Operator agrees that all DIRECTV Programming (including any commercial insertion) shall be exhibited in its entirety, in original form, as provided by DIRECTV, without any modifications, additions or deletions. In no event shall System Operator repackage any other programming or services with DIRECTV Programming. [REDACTED
- SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000]

                  (b) System Operator shall not, and shall ensure that none of SO Subscribers or residents or agents of an SO Property, (i) resell, retransmit or rebroadcast or otherwise redistribute in any manner or form whatsoever any DIRECTV Programming, or (ii) make any modification, addition, or deletion to any of the DIRECTV Programming (including any commercial insertions).

         2.6 EXCLUSIVITY. [REDACTED - SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000]

         2.7 CUSTOMER SERVICE. System Operator shall undertake certain customer service functions as described herein and in the DIRECTV System Operator Policies and Procedures Manual as defined herein below to all SO Subscribers and Independent SO Subscribers with respect to the installation and maintenance of the Signal Distribution System and acceptance and transmission of orders for DIRECTV Programming. System Operator agrees to provide the same level of installation and maintenance support for the Independent SO Subscribers.

         2.8 POLICIES AND PROCEDURES. Attached hereto in EXHIBIT F is a copy of DIRECTV's System Operator Policies and Procedures Manual, which may be amended, from time to time upon 30 days prior written notice from DIRECTV (such Manual, as amended from time to time, the "DIRECTV System Operator Policy Manual"). As DIRECTV's commissioned sales representative, System Operator hereby agrees that it will follow and abide by the policies and procedures related to soliciting and transmitting subscription orders for and the promotion of DIRECTV Programming as specified in the DIRECTV System Operator Policy Manual. The DIRECTV System Operator Policy Manual includes, among other things, customer authorization procedures, DIRECTV receivables payment, and various requirements related to taking subscription orders.

                                   ARTICLE III

                              TERM AND TERMINATION

         3.1 TERM AND TERMINATION. Unless earlier terminated in accordance with this Agreement and in accordance with the terms set forth in paragraph 3.2 (b) below, the term of this Agreement ("Term") shall commence on the Execution Date and continue for a period of five (5) years. The Agreement shall renew for an additional five (5) year


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period unless either party provides written notice to other no less than
[REDACTED SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC
ON JUNE 27, 2000] days prior to the expiration of the Term of its intent not to renew the Agreement. Notwithstanding the foregoing, with respect to each SO Property, the Term shall extend for the initial term of the Right of Entry for each such SO Property obtained by System Operator during the said five-year period, with the final expiration date of this Agreement coinciding with the latest Right of Entry expiration date of the SO Properties. Either party may terminate this Agreement, effective immediately (i) upon [REDACTED - SUBJECT
TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000] days written notice to the other party following a material breach of this Agreement by the other party, and the terminating party may suspend its performance during such period; PROVIDED, HOWEVER, DIRECTV shall not cease providing programming or customer service to SO Subscribers; (ii) upon the filing of a petition in bankruptcy or for reorganization by or against the other party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the other party's property, if such order of appointment is not vacated within thirty (30) days; and (iii) upon the assignment by the other party of this Agreement contrary to the terms hereof.

         3.2      OBLIGATIONS OF THE PARTIES UPON TERMINATION OR EXPIRATION.

                  (a) SYSTEM OPERATOR'S OBLIGATIONS WITH RESPECT TO INSTALLATIONS AND ACTIVATIONS. System Operator shall cooperate with DIRECTV to enable DIRECTV or a substitute system operator to promptly perform and complete all DIRECTV System Receiver installations and activations ordered by SO Subscribers and Independent SO Subscribers prior to the termination of this Agreement according to the regular installation and activation schedule System Operator used during the Term of this Agreement. System Operator shall direct all customer inquiries it receives after the termination of this Agreement to DIRECTV (or such other party as specified by DIRECTV).

                        (b)   DIRECTV'S AND SYSTEM OPERATOR 'S OBLIGATIONS
WITH RESPECT TO SO PROPERTIES. Following the termination of this Agreement,
(i) DIRECTV shall continue to deliver DIRECTV Programming and related services to all SO Properties in accordance with DIRECTV's then-existing customer service procedures through the term of the Right of Entry for each such SO Property; and (ii) DIRECTV shall notify the owner, manager or homeowners' association of the MDU, as appropriate, of termination of System Operator as DIRECTV's agent and recommend a substitute system operator to provide service to SO Property with respect to delivery of DIRECTV
Programming and services. Subsequent to any termination or expiration of this Agreement, for a reasonable transition period, not to exceed
[REDACTED - SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC ON JUNE 27, 2000] days, System Operator shall not impair the ability of any subscribers and residents of SO Properties to continue to receive DIRECTV Programming nor shall System Operator impede in any manner whatsoever DIRECTV's continued access (via the Signal Distribution System) to deliver DIRECTV Programming to the subscribers and residents in all units of the SO Property. DIRECTV


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shall continue to pay Commissions to System Operator for SO Properties with a
Right of Entry term in excess of the Term herein during any such transition period.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 APPLICABLE LAW; ENTIRE AGREEMENT; MODIFICATION. This Agreement shall be construed in accordance with and be governed by the laws of the State of California, applicable to contracts made and to be performed entirely therein, by residents of the State of California. This Agreement, together with all Exhibits hereto and the Terms and Conditions, constitutes the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

         4.2 REVIEW OF AGREEMENT BY COUNSEL; INTERPRETATION. By executing this Agreement, each of the parties hereto is warranting and representing to the other that he/she/it has had the opportunity to review this Agreement with independent legal, financial, and tax counsel with respect to the effect of each of the terms and conditions contained herein and has either reviewed this Agreement with such counsel or has independently elected not to proceed with such a review. Each of the parties further warrants and covenants that he/she/it is satisfied with the results of such consultation or opportunity to review and is signing this Agreement as his/her/its free act and deed and not under any force or coercion. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY RULE OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 1654 OF THE CALIFORNIA CIVIL CODE, OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY CLAIMED AMBIGUITIES IN THIS AGREEMENT AGAINST THE PARTY THAT DRAFTED IT, HAS NO APPLICATION AND ANY SUCH RIGHT IS EXPRESSLY WAIVED. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

         4.3 COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SYSTEM OPERATOR                        DIRECTV, INC.


By:   /s/ Sheldon Nelson               By:   /s/ Helen Latimer
   ----------------------------           -------------------------------
Name:  Sheldon Nelson                  Name:  Helen Latimer
Title:  President & CEO                Title:  Vice President



By:   /s/ Robert Biagioni
   ----------------------------
Name:  R.A. Biagioni
Title:  CFO & Secretary



                                       System Operator
                                       ADDRESS:
                                       MDU Communications (USA) Inc.
                                       108 - 11951 Hammersmith Way
                                       Richmond, British Columbia  V7A 5H9
                                       Canada
                                       Attention:  Brad Holmstrom

                                       If by FAX: (604) 277-8301
                                       Attention:  Brad Holmstrom
                                       Telephone #: (604) 277-8150